^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR FIRST QUARTER 2011

	Columbus, Ohio - April 29, 2011 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended March 31, 2011 as summarized below. The limited information that follows in this release is not adequate for making an informed investment judgment, therefore we urge investors to read our Form 10-Q. Whenever possible, we will post our report on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

					     Three Months Ended March 31,
			                    2011	     2010	Change
Revenue				        $16,449,748	 $13,390,908	 23%
    Net operating income		  5,448,538	   3,928,604 	 39%
    Operating margin		     	    33%	     	     29%
Investment return			    370,781	     244,917
Net income 		 		  3,631,734	   2,670,320	 36%
Earnings per share - diluted		   $1.28	    $0.98	 31%

			  			    As Of
                             	 March 31, 	 December 31, 	    March 31,
				   2011		    2010	      2010
Assets under management
  (millions)		  	   $9,250 	      $8,623	       $6,876
Book value per share (a)	   $ 6.74 	      $ 2.68 	       $11.45
Total outstanding shares	2,899,282 	   2,795,683 	    2,767,892

(a) - A $13 per share special dividend was paid in December 2010.

						Change in Assets Under Management
					       For the Three Months Ended March 31,
(in millions)						2011		2010
AUM at beginning of the period		       	       $8,623 	       $6,283
Net cash inflows (outflows)
	mutual funds	 				    3	          254
	sub-advised mutual funds			   36		    1
	separate accounts	 		  	  161 	 	  152
	private investment funds	 	 	  (6)	 	  (0)
		 				  	  194 	 	  407
Net market appreciation and income	 		  433 	 	  186
Increase during the period		 		  627 	 	  593
AUM at end of the period		 	       $9,250 	       $6,876


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the Company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


		 			    Three Months Ended March 31,
(in thousands, except per share data)		   2011		  2010
Net Operating Income, GAAP basis 		  $5,449     	 $3,929
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	   2,048 	  1,415
Net operating income after tax,
  non-GAAP basis 	 			   3,401	  2,514

Net operating income after tax per
  diluted share, non-GAAP basis    		   $1.20	  $0.92

The tax provision excluding impact of investment return is calculated by applying the tax rate from the actual tax provision to net operating income.

The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy;
changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.

					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com